Exhibit 10.4

PARTICIPATION AGREEMENT

          This Participation Agreement is made and entered into this 19th day of May 2008, but effective January 1 2008, by and between W & T Offshore, Inc., hereinafter referred to as (“W&T”) and Ridgewood Energy Corporation, hereinafter referred to as (“REC”), and collectively referred to herein as the Parties (“Agreement”).

WITNESSETH:

          WHEREAS, W&T is the owner of certain record title interests in and to certain Federal Oil and Gas Leases as fully described on Exhibit “A”, attached hereto and the lands covered thereby, hereinafter referred to as the “Leases”, and W&T is the owner and holder of certain leasehold interests in federal leases currently effective as to Main Pass Block 283 (OCS-G 13662), W/2W/2W/2 of Viosca Knoll Block 734 (OCS-G 13672) and Main Pass Block 279 (OCS-G 26168); and

          WHEREAS, W&T and REC have executed that certain Offer to Participate dated May 8, 2008 by which REC may acquire a twenty-five percent of eight-eighths (25% of 8/8ths) working interest in and to the Main Pass 283 and Viosca Knoll 734 leases and a fifteen percent of eight-eighths (15% of 8/8ths) working interest in the Main Pass 279 lease.

          NOW AND THEREFORE, for and in consideration of the mutual promises hereinafter contained, W&T and REC agree as follows:

ARTICLE I

A.

W&T represents that it is the owner of 100% of the Record Title Interest in Main Pass Block 283 (OCS-G 13662), 100% of the Record Title Interest in the W/2W/2W/2 of Viosca Knoll Block 734 (OCS-G 13672) and 90% of the Record Title Interest in Main Pass Block 279 (OCS-G 26168), and that W&T has full power and authority to assign an interest to REC as to the rights and obligations under the Leases.

B.

W&T represents by, through and under its own acts that W&T’s interest in the Leases is free and clear of all liens and encumbrances, less and except Lessor’s royalty, and the overriding royalty interest retained herein.

C.

By its execution of this Participation Agreement, REC and W&T agrees to execute (1) an operating agreement providing for joint operations as to Main Pass Block 283 and the W/2W/2W/2 of Viosca Knoll Block 734 in substantially the same form as that attached hereto as Exhibit “B” (“the MP 283/VK 734 OA”), (2) an amendment and ratification of that certain Operating Agreement dated June 1, 2005 by and between W&T and Magnum Hunter Production, Inc. covering Main Pass Block 279 attached hereto as Exhibit “C” (“the MP 279 OA”), (3) a production handling agreement as to production processed at the Main Pass Block 283 “A” Platform (“Platform”) from the Leases, in substantially the same form as that attached hereto as Exhibit “D” (“the PHA”). In the event, any of the agreements are not finally executed on or before May 23, 2008 by W&T and REC, the attached exhibits will be deemed to be in force and effect as to all matters provided for therein.

ARTICLE II

A.

By execution of this Participation Agreement, REC acknowledges its obligation to participate in the three (3) wells described in Exhibit “E” (the “Wells”) and the rig mobilization/demobilization to the Main Pass “A” Platform (the “Platform”). Concurrently with execution hereof, REC will execute and return to W&T each Authority for Expenditure (“AFE”) attached hereto as Exhibits “E-1, E-2, E-3 and E-4”, each AFE describing the drilling and evaluation of three (3) Test Wells and the cost associated the mobilization and demobilization of the H&P Rig No. 206 to the Platform as listed below:

AFE #D07021: Main Pass 283 – OCS-G 13662 Well A-1 ST-2
AFE #D07019: Main Pass 279 - OCS-G 26168 Well A-6 ST-1
AFE #D07020: Main Pass 279 - OCS-G 26168 Well A-5 ST-1
AFE #D07018: Rig Mobilization/Demobilization

B.

As consideration for the right to acquire interest in the Leases, being (1) a twenty-five percent of eight-eighths (25% of 8/8ths) working interest in and to Main Pass 283 and the W/2W/2W/2 of Viosca Knoll 734 and (2) a fifteen-percent of eight-eighths (15% of 8/8ths) working interest in Main Pass 279, REC agrees to pay thirty-three and one-third percent of eight-eighths (33 1/3% of 8/8ths) of all of the costs, risk and expenses in the drilling and evaluation of the MP 283 A-1 ST2 Well as set out in AFE #D07021, and twenty percent of eight-eighths (20% of 8/8ths) of all of the costs, risk and expenses in the drilling and evaluation of the MP 279 A-6 Well as set out in AFE #D07019 (the “Promoted Wells”).

C.

W&T has contracted for the H&P 206 platform rig for the drilling of the Wells, and subject to any elections under applicable operating agreement, agrees that upon success will complete and hook-up the Wells in a successive “back-to-back” order. For the use of any existing wellbore or slot on the Main Pass “A” Platform for operations conducted under this Agreement or for future joint operations conducted on the Leases, a $250,000 per well slot fee will be borne by the well participants in proportion to their working interests; such fee to be billed by separate invoice.

D.

Within five (5) business days from the execution of this Participation Agreement, REC agrees to remit to W&T by wire transfer the amount of $$2,106,480.00 representing an advance payment of REC’s Promoted Interest share under the MP 283 A-1 ST2 Well AFE. Such payment should be wired to:

Account Name:	W & T Offshore, Inc.
Street Address:	Nine Greenway Plaza, Suite 300
Houston, TX 77046
Recipient Bank:	Amegy Bank
ABA Routing # 113-011-258
Account # 51581996
W & T’s Tax I.D. Number is 72-1121985.

If such payment is not received timely, W&T shall have the option in its sole discretion to terminate this Participation Agreement.

E.

At such time that a Promoted Well reaches Casing Point (defined for purposes herein as such time as Promoted Well has been drilled to its Objective Depth and evaluated) or, if prior to reaching Casing Point, the cumulative costs associated with the drilling of the Promoted Well has exceeded 115% of the AFE drill and evaluation cost (the “Promote Cap”), REC’s disproportionate cost sharing will cease and as to all further costs associated with that Test Well, REC’s working interest share of costs will thereafter be 25.00% WI for the MP 283 A-1 ST2 or 15% WI for the MP 279 A-6. For clarification purposes, REC’s disproportionate cost spending is applicable to the Promoted Wells only in accordance with Article II.B above; all other operations including the Main Pass 279 A-5 ST-1, and the mobilization or demobilization of the H&P 206 platform rig will be borne on a non-promoted basis.

F.

Within ten (10) business days after the Main Pass 283 Well A-1 ST-2 has reached Casing Point and REC has completed the earning requirements (Promoted Well participation to Casing Point and made written request for an assignment of the earned interest), W&T shall deliver an assignment in favor of REC of operating rights equal to twenty-five percent of eight-eighths (25% of 8/8ths) in and to the Main Pass Block 283 lease (OCS-G 13662) and an assignment of operating rights equal to twenty-five percent of eight-eighths (25% of 8/8ths) in and to the W/2W/2W/2 of Viosca Knoll Block 734 lease (OSC-G 13672). Within ten (10) business days after the Main Pass 279 Well A-6 ST-1 has reached Casing Point and REC has completed the earning requirements (Promoted Well participation to Casing Point, reimbursement of sunk costs attributable to 15% of the Main Pass 279 lease, and made written request for an assignment of the earned interest) W&T shall deliver an assignment in favor of REC of record title interest equal to fifteen-percent of eight-eighths (15% of 8/8ths) in the Main Pass Block 279 lease (OSC-G 26168). It is understood however that any rights assigned hereunder shall specifically except any existing wellbores (unless utilized for REC and W&T joint operations), the Platform and existing pipelines, existing production, proven behind pipe reserves, and/or reservoirs which are in pressure communication with W&T’s existing production. Such assignment shall be in a form acceptable to the Parties and to the MMS and shall be made without warranty other than by, through and under W&T but with full substitution and subrogation in and to all covenants and warranties of W&T’s predecessors in title, and shall be made subject to the terms of (i) this Participation Agreement, (ii) the MP 279 OA, (iii) the MP 283/VK 734 OA, and (iv) the PHA (which shall provide, among other terms, for fees of $.017 per MCF for handling and processing of gas, $1.00 per barrel of oil and water, and $0.07 per MCF per stage for compression, and the allocation of platform operating expenses among the wells served by the host processing facility), and (v) the retention of an overriding royalty by W&T equal to the difference between existing lease burdens and eighty percent (80%).

G.

It is understood and agreed that the assignments to be conveyed to REC shall deliver a net revenue interest equal to eighty percent (80%) proportionately reduced as to REC’s interest as set out below of the production recovered from operations conducted under the terms of this Participation Agreement.

i.	MP 283	25% x 80% = 20% NRI

ii.	VK 734 (portion)	25% x 80% = 20% NRI

iii.	MP 279	15% x 80% = 12% NRI

Article III

A.

EXCEPT WITH RESPECT TO THE SPECIAL WARRANTY OF TITLE AS SET FORTH IN ARTICLE II (E), W&T HAS NOT MADE, AND W&T HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, BY COMMON LAW, BY STATUTE, OR OTHERWISE RELATING TO (i) THE TITLE OR CONDITION OF THE LEASES AND CONTRACTS DESCRIBED HEREIN, AND (ii) ANY INFORMATION (WHETHER WRITTEN OR ORAL) FURNISHED TO REC BY OR ON BEHALF OF W&T (INCLUDING WITHOUT LIMITATION, IN RESPECT OF GEOLOGICAL, GEOPHYSICAL AND SEISMIC DATA, THE EXISTANCE OR EXTENT OF OIL, GAS OR OTHER MINERAL RESERVES, ANY PRODUCT PRICING ASSUMPTIONS, REC irrevocably waives any and all claims it may have against W&T associated with same. This provision does not apply to any specific representations or warranties set forth herein.

B.

Except as otherwise expressly provided herein, the provisions of this Participation Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto.

C.

Failure by W&T or REC to enforce any of the provisions of this Participation Agreement shall not effect a waiver of any violation thereof nor preclude enforcement of that or any other provisions hereof at that or any other time.

D.

This Participation Agreement, including all Exhibits attached hereto, constitutes the full and entire understanding and agreement between the Parties relating to the matters herein, and except as otherwise provided herein, supersedes any previous agreements or understandings, written or oral, in effect between the Parties relating hereto. In the event of any conflict between the Parties regarding the terms and conditions of (i) this Participation Agreement, (ii) the MP 279 OA, (iii) the MP 283/VK 734 OA, and (iv) the PHA, the terms and conditions of this Participation Agreement shall prevail and control. The Parties agree to execute any such ancillary documents as may be necessary to effect the purposes of this agreement, or as may be required by the MMS.

E.	For the purposes of notices pursuant to this Agreement:

REC Energy Corporation		W & T Offshore, Inc.
11700 Katy Freeway Suite 280		Nine Greenway Plaza, Suite 300
Houston, Texas 77079		Houston, Texas 77046
Attention:	W. Greg Tabor	Attention:	Jeanette Wilkins
Phone:	281.293.8488	Phone:	713.624.7307
Fax:	281.293.7391	Fax:	713.624.7378
E-mail:	gtabor@ridgewoodenergy.com	E-mail:	jwilkins@wtoffshore.com

For the delivery of data recovered from operations conducted hereunder, REC’s Well Information Requirements are attached hereto as Exhibit “F” and made a part hereof.

F.

This Participation Agreement shall not be modified or amended except by mutual agreement of the Parties in writing, and no action or failure to act on the part of either Party hereto shall be construed as a modification or amendment to, or a waiver of, any of the provisions of this Participation Agreement.

G.

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to its conflicts of law provisions. Venue for any claim or causes of action brought under this Participation Agreement shall be in Harris County, Texas.

H.

This Agreement and its Exhibits attached hereto shall represent the full and final agreement between the Parties and shall supersede any prior agreement, whether written or oral, regarding the business transaction that is the subject hereof.

I.

This Participation Agreement is not intended to and shall not be construed to create any mining partnership, commercial partnership, any other partnership or an association for profit between or among the Parties.

J.

All notices, requests, demands, and other communications provided for or permitted hereunder shall be in writing (including telex and telecopy communications) and shall be sent by mail, telex, telecopier or hand delivered as provided for in Article III.E. Said notices, requests, demands and communications shall be effective upon delivery.

IN WITNESS WHEREOF, THIS PARTICIPATION AGREEMENT IS MADE EFFECTIVE AS OF THE EFFECTIVE DATE ABOVE WRITTEN.

Witness:	W & T OFFSHORE, INC.

By:

Jamie L. Vazquez
Vice-President

RIDGEWOOD ENERGY CORPORATION

By:

	Name:	W. Greg Tabor
	Its:	Executive Vice President

EXHIBIT “A”

Attached to and made part of that certain Participation Agreement dated the 19th date of May 2008, but effective January 1, 2008, by and between W & T Offshore, Inc., and Ridgewood Energy Corporation.

IDENTIFICATION OF LANDS SUBJECT TO AGREEMENT

I.     All of Block 279 Main Pass Area

That certain Oil and Gas Lease of Submerged Lands under the Outer Continental

Shelf Lands Act OCS-G 26168 dated effective as of July 1, 2004, between the United States of America, as Lessor, and W & T Offshore, Inc. as Lessee, covering all of Block 279 Main Pass Area, South and East Addition, OCS Leasing Map, Louisiana Map No. 10A, containing approximately 4994.55 acres, more or less.

II.     All of Block 283 Main Pass Area

That certain Oil and Gas Lease of Submerged Lands under the Outer Continental

Shelf Lands Act OCS-G 13662 dated effective as of September 1, 1992, between the United States of America, as Lessor, and W & T Offshore, Inc. as Lessee, covering all of Block 283 Main Pass Area, South and East Addition, OCS Leasing Map, Louisiana Map No. 10A, containing approximately 4560.81 acres, more or less.

III.	All of Block 734 Viosca Knoll Area

That certain Oil and Gas Lease of Submerged Lands under the Outer Continental

Shelf Lands Act OCS-G 13672 dated effective as of August 1, 1992, between the United States of America, as Lessor, and W & T Offshore, Inc. as Lessee, covering all of Block 734 Viosca Knoll Area, OCS Official Protraction Diagram, NH 16-7, containing approximately 4195.78 acres, more or less.

EXHIBIT “E”

Attached to and made part of that certain Participation Agreement dated the 19th day of May 2008, but effective January 1, 2008, by and between W & T Offshore, Inc., and Ridgewood Energy Corporation.

WELLS

1.	Main Pass 283 – OCS-G 13662 Well A-1 ST-2

2.	Main Pass 279 – OCS-G 26168 Well A-6 ST-1

3.	Main Pass 279 – OCS-G 26168 Well A-5 ST-1